INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, (this “Agreement”) is made and entered into effective as of December 18, 2008 by and between Federal Home Loan Bank of Topeka, (the “Bank”), and ____________, a[n officer] [director] of the Bank (the “[Officer][Director]”).

RECITALS

WHEREAS, Section 8.3 of the Bank’s Amended and Restated Bylaws (“Bylaws”) provides the Bank’s [officers][directors] with certain rights to indemnification; and

WHEREAS, the Bank desires to supplement its contractual duty and obligation to indemnify its [officers][directors] in accordance with Section 8.3 of the Bank’s Bylaws by entering into indemnification agreements with its [officers][directors] that provide materially similar indemnification rights and duties as that provided in the Bylaws; and

WHEREAS, this Agreement is being entered into as part of the [Officer’s][Director’s] total consideration for serving as a[n officer][director] of the Bank; and

WHEREAS, the [Officer][Director] desires to serve and continue to serve as a[n officer][director] of the Bank and to enter into such an agreement to supplement the indemnification rights provided in the Bylaws.

NOW THEREFORE, in consideration of the mutual premises and covenants contained herein, the Bank and the [Officer][Director] do hereby covenant and agree as follows:

AGREEMENT

1.  Actions Not By or in the Right of the Bank. The Bank shall indemnify the [Officer][Director] who was or is a Party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action, suit or proceeding by or in the right of the Bank, by reason of the fact that the [Officer][Director]:

(i) is or was a[n officer][director] of the Bank, or

(ii) is or was serving at the request of the Bank as a director, of another corporation, partnership, joint venture, trust or other enterprise, or

(iii) rendered or attempted to render emergency aid including, without limitation, first aid, rescue breathing, cardiopulmonary resuscitation, or use of an automated external defibrillator, on Bank premises or at any Bank-sponsored event, function or activity, if the [Officer][Director] is or was a director of the Bank at the time of such action or actions,

against expenses, judgments, fines and amounts paid in settlement, actually and reasonably by the [Officer][Director] in connection with such action, suit or proceeding, including attorney fees, if the [Officer][Director] acted in good faith and in a manner the [Officer][Director] reasonably believed to be in, or not opposed to, the best interests of the Bank; and, with respect to any criminal action or proceeding, had no reasonable cause to believe the [Officer’s][Director’s] conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the [Officer][Director] did not act in good faith and in a manner which the [Officer][Director] reasonably believed to be in, or not opposed to, the best interests of the Bank, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the [Officer’s][Director’s] conduct was unlawful.

2.  Actions By or in the Right of the Bank. The Bank shall indemnify the [Officer][Director] who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, by or in the right of the Bank to procure a judgment in its favor by reason of the fact that the [Officer][Director] is or was a[n officer][director], of the Bank, or is or was serving at the request of the Bank as a director of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by the [Officer][Director] in connection with the defense or settlement of such action or suit, including attorney fees, if the [Officer][Director] acted in good faith and in a manner the [Officer][Director] reasonably believed to be in, or not opposed to, the best interests of the Bank and except that no indemnification shall be made in respect to any claim, issue or matter as to which the [Officer][Director] shall have been adjudged to be liable to the Bank unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the [Officer][Director] is reasonably and fairly entitled to indemnity for such expenses which the court shall deem proper.

3. Success on the Merits or Otherwise. To the extent that the [Officer][Director] has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2, or in defense of any claim, issue or matter therein, the [Officer][Director] shall be indemnified against expenses actually and reasonably incurred in connection therewith, including attorney fees. To the extent that the [Officer][Director] has been successful on the merits of any action, suit or proceeding to enforce his or her rights under this Agreement, the [Officer][Director] shall be indemnified against expenses actually and reasonably incurred in connection therewith, including attorney fees.

4. Determination to Indemnify. Any indemnification under Section 1 or 2, unless ordered by a court, shall be made by the Bank only as authorized in the specific case upon a determination that indemnification of the [Officer][Director] is proper in the circumstances because the [Officer][Director] has met the applicable standard of conduct set forth in Section 1 or 2. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding (hereinafter referred to as “disinterested directors”), or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

5.  Advance Payment of Expenses. Payments of reasonable expenses, including attorney fees, incurred by the [Officer][Director] in connection with a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Bank as they are incurred, and in advance of the final disposition of such action, suit or proceeding, beginning thirty (30) days from the date of receipt by the Bank of the [Officer’s][Director’s] written application for indemnification, including (a) a certification and supporting statement of the [Officer’s][Director’s] belief that he or she ultimately will become entitled to indemnification under this Agreement; and (b) a written statement by the [Officer][Director] agreeing to reimburse the Bank for any advance payments made by the Bank that subsequently become prohibited by law or regulation. No such advance payment shall be made, or continued to be made, if at any time a disinterested majority of a quorum of the Bank’s directors reasonably concludes that the [Officer][Director] would not likely become entitled to indemnification under this Agreement. In the case of such a finding, advanced payments to which the [Officer][Director] is not entitled under this paragraph shall be reimbursed to the Bank. Nothing in this Section 5 shall prevent the Bank from imposing such contractual conditions on the advance payment of costs and expenses as the Bank deems warranted to protect its interests.

6.  Indemnification not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Agreement shall not be deemed exclusive of any other rights to which the [Officer][Director] may be entitled under any bylaw, agreement, vote of disinterested directors or otherwise, both as to action in the [Officer’s][Director’s] official capacity and as to action in another capacity while holding such office.

7.  Limited Application to Persons Serving as Agents. Notwithstanding anything in this Agreement to the contrary, the Bank shall not be required to indemnify the [Officer][Director] if the [Officer][Director] was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the [Officer][Director] is or was an officer or employee of the Bank, if such action, suit or proceeding is based upon or arises out of actions taken by the [Officer][Director] in his or her capacity as an agent of the Federal Home Loan Bank Board and/or the Federal Savings and Loan Insurance Corporation.

8. Right to Indemnification Not to be Terminated or Diminished. In consideration of the continued service to the Bank by the [Officer][Director], the right of the [Officer][Director] to indemnification under this Agreement shall not be terminated or diminished by the Bank, and the [Officer][Director] shall continue to be entitled to indemnification under this Agreement notwithstanding any termination or amendment of this Agreement, with respect to actions, suits or proceedings based on or arising from the [Officer’s][Director’s] service to the Bank prior to the termination or amendment of this Agreement.

9.  Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall continue if the [Officer][Director] has ceased to be a[n officer][director] and shall inure to the benefit of the heirs, executors and administrators of the[Officer][Director].

10. Contractual Right to Indemnification. The right to indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement (1) shall be retroactive and shall be available with respect to events occurring prior to the adoption hereof, (2) shall continue to exist after the termination or amendment of this Agreement, with respect to actions, suits or proceedings based on or arising from such person’s service to the Bank prior to the termination or amendment of this Agreement and (3) consistent with Section 9 above shall inure to the benefit of the heirs, executors and administrators of the [Officer][Director].

11. Definitions. For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on the [Officer][Director] with respect to any employee benefit plan; and references to “serving at the request of the Bank” shall include any service as a[n officer][director] of the Bank which imposes duties on, or involves services by, the [Officer][Director] with respect to an employee benefit plan, its participants and beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Bank” as referred to in this Agreement.

12.  Miscellaneous.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Kansas.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

FEDERAL HOME LOAN BANK OF TOPEKA

By:_________________________________
Andrew J. Jetter
President and CEO

[OFFICER][DIRECTOR]:

Name: